UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2012
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DAIS ANALYTIC CORPORATION
(Exact name of registrant as specified in its charter)

New York	000-53554	14-760865
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11552 Prosperous Drive
Odessa, Florida 33556
(Address of Principal Executive Offices)(Zip Code)

(727) 375-8484
(Registrant’s telephone number, including area code)

N/A
______________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

8.01  Other Events

On June 15, 2012, we entered into a forbearance agreement (the “Forbearance Agreement”), dated June 15, 2012 with Platinum-Montaur Life Sciences, LLC (“Platinum-Montaur”).  Under the Forbearance Agreement, Platinum-Montaur, agreed to forebear from disposing of or selling any collateral secured by the Patent Security Agreement.  The term of forbearance (the “Forbearance Period”) commenced upon execution of the Forbearance Agreement and terminates upon the earliest of: (i) July 15, 2012; (ii) two business days after our receipt of a written notice after any subsequent event of default, (iii) two business days after our receipt of a written notice that any representations, warranties or information we provided to Platinum-Montaur in any document or instrument in connection with the Forbearance Agreement  is materially false, incomplete or misleading, (iv) two business days after our receipt of a written notice that a proceeding or other action has been commenced by any creditor against us, other than Platinum-Montaur (v) the date on which a court enters an order for relief or take any similar action in respect of us in an involuntary case under any applicable bankruptcy law, or (vi) the date on which a petition for relief under any applicable bankruptcy, is filed by or against us, each as further described in the Forbearance Agreement.

Furthermore, we acknowledge to Platinum-Montaur that upon termination of the Forbearance Period and at any time thereafter, Platinum- Montaur shall be entitled, at its discretion, to (i) dispose of the Collateral (as defined in the Patent Security Agreement) in the manner set forth in the disposition notification, and (ii) exercise any and all rights and remedies available to Platinum-Montaur in respect of existing defaults as a secured creditor, including without limitation, those rights and remedies under our outstanding promissory note and secured promissory note (collectively, the “Notes”) and the Patent Security Agreement.  We also acknowledged to Platinum-Montaur that we have received notice of the disposition of the Collateral within a reasonable time prior to any potential disposition (to the extent the same occurs on or after termination of the Forbearance Period) for purposes of Section 9-612 of the UCC, and that we do not have any defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, or causes of action of any kind or nature whatsoever against Platinum-Montaur, its officers, directors, employees, attorneys, members, managers, legal representatives or affiliates.

Under the terms of the Forbearance Agreement, we have agreed to pay Platinum-Montaur the sum of $15,000 for legal fees incurred, which shall be added to the principal amount of our outstanding Secured Note, and the interest on the Notes accruing on and after June 14, 2012 shall accrue at the rate of twenty percent (20%) per annum.

A copy of the Forbearance Agreement is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

10.1	Forbearance Agreement by and between the Registrant and Platinum-Montaur Life Sciences, LLC dated June 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DAIS ANALYTIC CORPORATION

Dated: June 21, 2012	By:	/s/ Timothy N. Tangredi
Timothy N. Tangredi
Chief Executive Officer and President

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